ACKNOWLEDGEMENT OF EXTENDED CLOSING DATE

This Acknowledgement of Extended Closing Date (“Acknowledgment”) is entered into this day of January, 2006 by and between ADLER REALTY INVESTMENTS, INC., a

California corporation (“Buyer”) and TREIT-UNIVERSITY HEIGHTS, LP (“Seller”).
In connection with that certain Agreement For Purchase and Sale of Real Property And Escrow Instructions entered into between Seller and Buyer effectively dated November 8, 2005, as amended by Amendment No. 1 effectively dated December 14, 2005 and Amendment No. 2 effectively dated December 15, 2005 (collectively the “Agreement”), the parties hereby acknowledge that the Close of Escrow as set forth in Section 6.2.1 of the Agreement will be extended to February 21, 2006; provided that Buyer deposit with the Escrow Agent, as defined in the Agreement, on or before January 19, 2006, the amount of $25,000.00 as additional earnest money in accordance with said Section 6.2.1 of the Agreement.

Buyer and Seller have executed this Acknowledgement as of the dates below, to be effective
January 13, 2006.

SELLER:

TREIT— University Heights, LP,
a Texas limited partnership

By: TREIT-University Heights GP, LLC, a Texas
limited liability company,
Its: General Partner

By: Triple Net Properties, LLC,

a Virginia limited liability company,
Its: Manager

By: /s/ Jack Maurer
Name: Jack Maurer
Title: EVP/MANAGER

Executed by Seller this 17th day of January, 2006.

BUYER:

ADLER REALTY INVESTMENTS, INC., a

California corporation
By: /s/ Michael S. Adler

Name: MICHAEL S. ADLER

Its: PRESIDENT

Executed by Buyer this 13th day of January, 2006.